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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 23, 2003, relating to the financial statements and financial highlights, which appears in the April 30, 2003 Annual Report to Shareholders of Prudential Europe Growth Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 26, 2003